Exhibit 10.21

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

     Set forth below are the 2010 annual base salaries of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Wisconsin Energy Corporation. Unless otherwise noted, the named executive officers serve in the positions indicated for Wisconsin Energy Corporation (WEC) and its wholly-owned subsidiaries, Wisconsin Electric Power Company (WE) and Wisconsin Gas LLC (WG). WE is a reporting company under the Securities and Exchange Act of 1934, as amended.

         Gale E. Klappa                                                                  $1,129,000*
             Chairman of the Board, President
             and Chief Executive Officer

          Frederick D. Kuester                                                        $657,000*
              Executive Vice President of WEC and WG;
              Executive Vice President and Chief
              Operating Officer of WE

          Allen L. Leverett                                                               $607,680*
              Executive Vice President and Chief
              Financial Officer

          James C. Fleming                                                             $441,000*
              Executive Vice President and
              General Counsel

          Kristine A. Rappé                                                             $393,706*
               Senior Vice President and Chief
               Administrative Officer

* Same as 2008 and 2009 base salaries. The officers of Wisconsin Energy Corporation and its subsidiaries, including the named executive officers, did not receive an increase for the second consecutive year.